April 17, 1998


Via Facsimile and EDGAR Transmission

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC  20549

Re:  Southern Energy Homes, Inc.
     Proxy Statement

Please find attached our Proxy Statement.  Southern Energy
Homes expects to register the additional shares included in the 1993 plan by August 20, 1998.



Very truly yours,

SOUTHERN ENERGY HOMES, INC.



By:  _____________________________
     Keith W. Brown
     Executive Vice President
     Chief Financial Officer